KKR & Co. Inc. Reports Third Quarter 2018 Results
__________________________________________________________________________________________________________________________________________________________________________
NEW YORK, October 25, 2018 - KKR & Co. Inc. (NYSE: KKR) today reported its third quarter 2018 results.

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $640.2 million and $1,490.7 million, respectively, for the quarter and nine months ended September 30, 2018. On a diluted basis, Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock was $1.17 and $2.83, respectively, for the quarter and nine months ended September 30, 2018. KKR & Co. Inc. Stockholders' Equity - Common Stockholders was $8.5 billion (1) as of September 30, 2018, or $16.22 per outstanding share of Class A Common Stock.

After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share(2) were $496.7 million and $0.60, respectively, for the quarter ended September 30, 2018. After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share were $1,137.1 million and $1.37, respectively, for the nine months ended September 30, 2018.

Highlights

•	KKR’s conversion from a limited partnership to a corporation became effective July 1, 2018.

•
After-tax distributable earnings per adjusted share were $0.60 for the quarter ended September 30, 2018 compared to $0.49 for the quarter ended June 30, 2018 and $0.50 for the quarter ended September 30, 2017.

•	As of September 30, 2018, Assets Under Management were $195 billion, up 27% compared to September 30, 2017, as organic new capital raised totaled $38 billion over the past twelve months.

•	In the quarter, a final close was held on KKR Global Infrastructure Investors III, bringing total commitments to our flagship infrastructure fund to $7.4 billion, including employee commitments.

•	Book value was $13.8 billion as of September 30, 2018 or $16.68 per outstanding adjusted share.

___________________________

“Through our differentiated model - the combination of our investment funds, balance sheet and capital markets capabilities - we generated one of the highest Distributable Earnings quarters in our history,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “Operating fundamentals across the firm remain strong evidenced by the 27% growth in our Assets Under Management and the 21% growth in our Book Value per Share over the last 12 months.”

Note: Certain financial measures, including after-tax distributable earnings, book value, adjusted shares, and outstanding adjusted shares, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See information that follows for a reconciliation of such measures to financial results prepared in accordance with GAAP.

(1)
KKR & Co. Inc. Stockholders' Equity - Common Stockholders represents only that portion of the business held by KKR & Co. Inc. and does not include the economic interests that are held by KKR Holdings L.P. Our reportable segment is presented prior to giving effect to the allocation of ownership interests between KKR & Co. Inc. and KKR Holdings L.P. and as such represents the business in total.

(2)	Based on weighted average adjusted shares eligible for distribution.

GAAP RESULTS COMMENTARY
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $640.2 million for the quarter ended September 30, 2018, compared to $153.6 million for the quarter ended September 30, 2017. Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $1,490.7 million for the nine months ended September 30, 2018, compared to $818.6 million for the nine months ended September 30, 2017.
Revenues were $1,129.7 million for the quarter ended September 30, 2018, compared to $749.7 million for the quarter ended September 30, 2017. The increase was primarily due to a higher level of capital allocation-based income driven by a higher level of net appreciation in our private equity portfolio and a higher level of transaction fees as compared to the prior period. Revenues were $2,573.9 million for the nine months ended September 30, 2018, compared to $2,533.2 million for the nine months ended September 30, 2017. The increase was primarily due to higher management fees, partially offset by a lower level of capital allocation-based income as compared to the prior period.
Expenses for the quarter and nine months ended September 30, 2018 were $740.1 million and $1,851.7 million, respectively, compared to $530.2 million and $1,700.0 million for the comparable periods of 2017. The increase for both periods was primarily due to a higher level of compensation and benefits reflecting a higher level of fees as compared to the prior periods.
Total investment income (loss) for the quarter and nine months ended September 30, 2018 was $833.3 million and $2,748.6 million, respectively, compared to $178.0 million and $1,289.6 million for the comparable periods of 2017. The increase for both periods was primarily due to a higher level of net gains in our investment portfolio compared to the prior periods.
KKR's conversion from a limited partnership to a corporation (the "Conversion") resulted in KKR obtaining a partial step-up in the tax basis of certain assets that will be recovered as those assets are sold or the basis is amortized. On the date of the Conversion, we recorded an estimated net tax benefit and estimated net deferred tax asset of $257.1 million relating to this partial step-up in tax basis. Our overall tax provision is based on, among other things, an estimate of the amount of such partial step-up in tax basis that is derived from an analysis of the basis of our unitholders in their ownership of KKR common units at December 31, 2017, as adjusted by partial information received by KKR for some trades made in KKR common units in 2018. While this information does not completely reflect the actual basis of our unitholders at June 30, 2018, our estimate is based on the most recent unitholder basis information available to us. Since the unitholder basis information currently available to us does not completely reflect the actual basis of our unitholders at June 30, 2018, the amount of partial step-up in tax basis as finally determined is expected to differ, possibly materially, from the current estimate, which in turn is expected to cause KKR’s income tax provision and effective tax rate under GAAP to differ, possibly to a material extent, from the current estimate described above.

SEGMENT RESULTS COMMENTARY
AFTER-TAX DISTRIBUTABLE EARNINGS
After-tax distributable earnings were $496.7 million for the quarter ended September 30, 2018, compared with $409.5 million in the comparable prior period. After-tax distributable earnings were $1,137.1 million for the nine months ended September 30, 2018, compared with $983.0 million in the comparable prior period. The increase in both periods was primarily due to (i) an increase in net realized gains at our Principal Activities business line, reflecting higher net realizations in our private equity and credit strategies, (ii) an increase in management fees as described below, (iii) an increase in transaction fees primarily in our Capital Markets business line, and (iv) a higher level of incentive fees relating to our business development companies ("BDCs"). These increases were partially offset by an increase in income taxes paid reflecting the increased amount of corporate taxes payable following the Conversion and an increase in accruals for compensation reflecting a higher level of total segment revenues in the current periods.
ASSETS UNDER MANAGEMENT
AUM was $194.6 billion as of September 30, 2018, up $3.3 billion, compared to AUM of $191.3 billion as of June 30, 2018. The increase was primarily driven by an increase in the value of our private equity portfolio and new capital raised in our leveraged credit and private credit strategies. These increases were partially offset by distributions to limited partners of our private equity funds arising from realizations and distributions made in our Public Markets business line.
FEE PAYING ASSETS UNDER MANAGEMENT
FPAUM was $139.3 billion as of September 30, 2018, up $0.5 billion, compared to FPAUM of $138.8 billion as of June 30, 2018. The increase was primarily driven by new capital raised in our leveraged credit strategy. The increase was partially offset by distributions to limited partners of our private equity funds arising from realizations and distributions made in our Public Markets business line.

MANAGEMENT FEES
Management fees were $276.6 million for the quarter ended September 30, 2018, compared with $233.0 million in the comparable prior period. Management fees were $789.6 million for the nine months ended September 30, 2018, compared to $670.8 million in the comparable prior period. The increase in both periods reflects an overall higher level of FPAUM in each of the Private Markets and Public Markets business lines.
BOOK VALUE PER SHARE
Book value per adjusted share was $16.68 as of September 30, 2018, up 21%, compared with $13.80 as of September 30, 2017. The increase was primarily attributable to appreciation in the value of our investment portfolio as well as after-tax distributable earnings, net of dividends to public equity holders, over the last twelve months.

DIVIDENDS AND OTHER
A dividend of $0.125 per share of Class A Common Stock has been declared for the third quarter of 2018, which will be paid on November 20, 2018 to holders of record of Class A Common Stock as of the close of business on November 5, 2018. Under KKR's current dividend policy, KKR expects to pay its Class A Common Stockholders an annualized dividend of $0.50 per share of Class A Common Stock, equal to a quarterly dividend of $0.125 per share of Class A Common Stock.
A dividend of $0.421875 per share of Series A Preferred Stock has been declared and set aside for payment on December 17, 2018 to holders of record of Series A Preferred Stock as of the close of business on December 1, 2018. A dividend of $0.406250 per share of Series B Preferred Stock has been declared and set aside for payment on December 17, 2018 to holders of record of Series B Preferred Stock as of the close of business on December 1, 2018.
The declaration and payment of any future dividends on Preferred or Common Stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law.  There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for Class A Common Stock will be maintained.
KKR has authorized a repurchase program, which may be used for the repurchase of its Class A Common Stock and the retirement of equity awards issued pursuant to the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan (and any successor equity plan thereto). From June 30, 2018 to October 22, 2018, KKR spent approximately $38 million to repurchase 1.4 million shares at an average price of $27.14 per share and retired equity awards representing 1.6 million shares for approximately $46 million. Collectively, approximately $783 million has been spent since October 27, 2015, representing a total of 47.9 million shares, to either repurchase shares or retire equity awards. As of October 22, 2018, approximately $366 million is available under the repurchase program.

CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Thursday, October 25, 2018 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 9093863, beginning approximately two hours after the broadcast.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter ended September 30, 2018 may be accessed through the Investor Center of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the statements with respect to the declaration and payment of dividends in future quarters and the timing, manner and volume of repurchase of Class A Common Stock pursuant to its repurchase program. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, segment EBITDA, core interest expense and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: whether KKR realizes all or any of the anticipated benefits from converting to a corporation and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 23, 2018, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenues
Fees and Other	$491,503	$355,418	$1,299,743	$1,116,382
Capital Allocation-Based Income (1)	638,163	394,234	1,274,149	1,416,825
Total Revenues	1,129,666	749,652	2,573,892	2,533,207
Expenses
Compensation and Benefits	560,434	368,513	1,331,070	1,234,317
Occupancy and Related Charges	15,250	15,267	44,787	44,150
General, Administrative and Other	164,406	146,467	475,884	421,522
Total Expenses	740,090	530,247	1,851,741	1,699,989
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	666,731	52,004	2,256,118	893,065
Dividend Income	38,245	20,774	137,653	100,144
Interest Income	339,393	317,134	989,354	893,832
Interest Expense	(211,081)	(211,959)	(634,521)	(597,403)
Total Investment Income (Loss)	833,288	177,953	2,748,604	1,289,638

Income (Loss) Before Taxes	1,222,864	397,358	3,470,755	2,122,856

Income Tax (Benefit)	(129,405)	18,420	(50,804)	77,500

Net Income (Loss)	1,352,269	378,938	3,521,559	2,045,356

Net Income (Loss) Attributable to Redeemable Noncontrolling Interests	12,236	20,876	19,894	64,196
Net Income (Loss) Attributable to Noncontrolling Interests	691,494	196,158	1,985,961	1,137,585

Net Income (Loss) Attributable to KKR & Co. Inc.	648,539	161,904	1,515,704	843,575

Preferred Stock Dividends	8,341	8,341	25,023	25,023

Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$640,198	$153,563	$1,490,681	$818,552

Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock
Basic	$1.22	$0.33	$2.94	$1.76
Diluted (2)	$1.17	$0.30	$2.83	$1.63
Weighted Average Shares of Class A Common Stock Outstanding
Basic	525,240,214	471,758,886	507,981,387	463,941,084
Diluted (2)	545,672,953	506,873,177	528,466,390	501,615,635

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except per share amounts)

	As of
	September 30, 2018	December 31, 2017

Assets
Cash and Cash Equivalents	$2,264,875	$1,876,687
Investments	44,119,593	39,013,934
Other Assets	3,959,480	4,944,098
Total Assets	50,343,948	45,834,719

Liabilities and Equity
Debt Obligations	20,266,172	21,193,859
Other Liabilities	3,937,865	3,978,060
Total Liabilities	24,204,037	25,171,919

Redeemable Noncontrolling Interests	1,070,575	610,540

Stockholders' Equity
Preferred Stock	482,554	482,554
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	8,524,213	6,703,382
Noncontrolling Interests	16,062,569	12,866,324
Total Equity	25,069,336	20,052,260
Total Liabilities and Equity	$50,343,948	$45,834,719

KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Class A Common Stock - Basic	$16.22	$13.79

(1)
Prior to January 1, 2018, to the extent an investment fund was not consolidated, KKR accounted for carried interest within Fees and Other separately from its capital interest, which was included in Net Gains (Losses) from Investment Activities in the statements of operations. Effective January 1, 2018, the carried interest component of the general partner interest and the capital interest KKR holds in its investment funds as the general partner are accounted for as a single unit of account and reported in Capital Allocation-Based Income within Revenues in the statements of operations. This change in accounting has been applied on a full retrospective basis.

(2)
KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per share of Class A Common Stock since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships.

KKR
SEGMENT RESULTS AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED) (1)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Segment Revenues
Fees and Other, Net
Management Fees	$276,595	$261,450	$232,954	$789,630	$670,807
Transaction Fees	289,030	163,925	179,167	609,800	578,667
Monitoring Fees	20,176	25,394	14,342	63,100	58,072
Fee Credits	(82,187)	(53,021)	(70,747)	(178,982)	(211,148)
Total Fees and Other, Net	503,614	397,748	355,716	1,283,548	1,096,398

Realized Performance Income (Loss)
Carried Interest	414,609	342,089	419,438	959,253	890,310
Incentive Fees	18,001	17,651	4,074	52,059	8,384
Total Realized Performance Income (Loss)	432,610	359,740	423,512	1,011,312	898,694

Realized Investment Income (Loss)
Net Realized Gains (Losses)	181,026	97,480	76,053	286,381	162,684
Interest Income and Dividends	61,717	71,228	70,557	205,522	195,275
Total Realized Investment Income (Loss)	242,743	168,708	146,610	491,903	357,959

Total Segment Revenues	1,178,967	926,196	925,838	2,786,763	2,353,051

Segment Expenses
Compensation and Benefits (2)	469,107	368,562	363,247	1,138,149	933,107
Occupancy and Related Charges	14,571	14,665	14,672	42,819	42,448
Other Operating Expenses	73,402	63,561	70,517	194,868	177,084
Total Segment Expenses	557,080	446,788	448,436	1,375,836	1,152,639

Segment Operating Earnings	621,887	479,408	477,402	1,410,927	1,200,412

Interest Expense	44,696	45,474	45,613	140,362	134,348
Preferred Dividends	8,341	8,341	8,341	25,023	25,023
Income (Loss) Attributable to Noncontrolling Interests	2,272	1,082	1,046	4,557	3,810
Income Taxes Paid	69,880	19,820	12,869	103,868	54,228
After-tax Distributable Earnings	$496,698	$404,691	$409,533	$1,137,117	$983,003

Per Adjusted Share Eligible for Distribution	$0.60	$0.49	$0.50	$1.37	$1.21
Weighted Average Adjusted Shares Eligible for Distribution	829,125,784	831,103,486	816,966,506	828,240,914	814,844,204

Assets Under Management	$194,613,800	$191,265,400	$153,339,500	$194,613,800	$153,339,500
Fee Paying Assets Under Management	$139,285,700	$138,841,100	$113,723,000	$139,285,700	$113,723,000
Capital Invested and Syndicated Capital	$7,075,800	$4,825,700	$5,144,800	$16,189,100	$17,073,300
Uncalled Commitments	$57,880,100	$57,417,400	$47,250,500	$57,880,100	$47,250,500

Fee Related Earnings	$291,194	$230,871	$204,524	$733,696	$629,072

Note: See "Information on Key Segment & Other Measures" for more information about certain non-GAAP financial measures and Exhibit A for a reconciliation of such measures to the financial results presented in accordance with GAAP.

(1)
See Exhibit A for reconciliations of (i) Net Income (Loss) attributable to KKR & Co. Inc. Per Share of Class A Common Stock (GAAP basis) to After-tax Distributable Earnings, (ii) Total GAAP Revenues to Total Segment Revenues, and (iii) Total GAAP Expenses to Total Segment Expenses. See reconciliation of GAAP Shares of Class A Common Stock Outstanding to Adjusted Shares Eligible for Distribution in the information that follows.

(2)
Includes equity-based compensation of $59,801, $58,198, and $54,921 for the quarters ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively, and $185,795 and $149,840 for the nine months ended September 30, 2018 and 2017, respectively.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS BUSINESS LINE

	Quarter Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Fees and Other, Net
Management Fees	$176,071	$156,295	$153,841	$490,556	$419,606
Transaction Fees	93,866	48,567	82,258	189,122	237,392
Monitoring Fees	20,176	25,394	14,342	63,100	58,072
Fee Credits	(73,571)	(43,249)	(59,854)	(158,163)	(177,254)
Total Fees and Other, Net	216,542	187,007	190,587	584,615	537,816

Realized Performance Income (Loss)
Carried Interest	404,709	342,089	419,438	949,353	890,310
Incentive Fees	—	—	—	—	—
Total Realized Performance Income (Loss)	$404,709	$342,089	$419,438	$949,353	$890,310

Assets Under Management	$103,656,200	$102,391,900	$87,609,800	$103,656,200	$87,609,800
Fee Paying Assets Under Management	$66,060,400	$66,295,700	$61,706,500	$66,060,400	$61,706,500
Capital Invested	$3,887,700	$2,632,100	$2,972,300	$8,886,500	$11,079,800
Uncalled Commitments	$48,104,700	$48,555,500	$39,421,900	$48,104,700	$39,421,900

PUBLIC MARKETS BUSINESS LINE

	Quarter Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Fees and Other, Net
Management Fees	$100,524	$105,155	$79,113	$299,074	$251,201
Transaction Fees	8,666	10,673	11,469	21,897	41,040
Fee Credits	(8,616)	(9,772)	(10,893)	(20,819)	(33,894)
Total Fees and Other, Net	100,574	106,056	79,689	300,152	258,347

Realized Performance Income (Loss)
Carried Interest	9,900	—	—	9,900	—
Incentive Fees	18,001	17,651	4,074	52,059	8,384
Total Realized Performance Income (Loss)	$27,901	$17,651	$4,074	$61,959	$8,384

Assets Under Management	$90,957,600	$88,873,500	$65,729,700	$90,957,600	$65,729,700
Fee Paying Assets Under Management	$73,225,300	$72,545,400	$52,016,500	$73,225,300	$52,016,500
Capital Invested	$1,631,100	$1,955,200	$1,639,200	$4,954,200	$3,825,900
Uncalled Commitments	$9,775,400	$8,861,900	$7,828,600	$9,775,400	$7,828,600

CAPITAL MARKETS BUSINESS LINE

	Quarter Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Transaction Fees	$186,498	$104,685	$85,440	$398,781	$300,235

Syndicated Capital	$1,557,000	$238,400	$533,300	$2,348,400	$2,167,600

PRINCIPAL ACTIVITIES BUSINESS LINE

	Quarter Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Realized Investment Income (Loss)
Net Realized Gains (Losses)	$181,026	$97,480	$76,053	286,381	162,684
Interest Income and Dividends	61,717	71,228	70,557	205,522	195,275
Total Realized Investment Income (Loss)	$242,743	$168,708	$146,610	$491,903	$357,959

KKR
SEGMENT BALANCE SHEET (UNAUDITED)
(Amounts in thousands, except per outstanding adjusted share amounts)

	As of
	September 30, 2018		December 31, 2017
Cash and Short-term Investments	$2,907,704		$3,214,794
Investments	10,288,390	(1)	8,488,606
Unrealized Carried Interest	1,775,603	(2)	1,620,401	(2)
Corporate Real Estate	161,225		161,225
Tax Assets	449,568		—
Other Assets	3,190,385		2,276,286
Total Assets	$18,772,875		$15,761,312

Debt Obligations - KKR (ex-KFN)	$2,354,488		$2,000,000
Debt Obligations - KFN	948,517		764,767
Preferred Shares - KFN	—		373,750
Tax Liabilities	302,473		—
Other Liabilities	821,190		426,699
Total Liabilities	4,426,668		3,565,216

Noncontrolling Interests	21,163		22,187
Preferred Stock	500,000		500,000

Book Value	$13,825,044		$11,673,909

Book Value Per Outstanding Adjusted Share	$16.68		$14.20

Note: As of September 30, 2018, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has $1.3 billion in revolving credit facilities for use in its capital markets business, which were undrawn as of September 30, 2018.

(1)	See schedule of investments that follows on the next page.

(2)	The following table provides unrealized carried interest by business line:

	As of
	September 30, 2018	December 31, 2017
Private Markets Business Line	$1,609,183	$1,480,142
Public Markets Business Line	166,420	140,259
Total	$1,775,603	$1,620,401

KKR
SEGMENT SCHEDULE OF INVESTMENTS (UNAUDITED) (1)
(Amounts in thousands, except percentage amounts)

As of September 30, 2018

Investments

Private Equity Co-Investments and Other Equity	$4,261,939
Private Equity Funds	1,656,834
Private Equity Total	5,918,773

Energy	719,448
Real Estate	784,706
Infrastructure	438,197
Real Assets Total	1,942,351

Special Situations	719,008
Direct Lending	110,890
Mezzanine	28,443
Alternative Credit Total	858,341
CLOs	661,981
Other Credit	332,878
Credit Total	1,853,200

Other	574,066

Total Investments	$10,288,390

	As of September 30, 2018

Significant Investments: (3)	Fair Value	Fair Value as a % of Total Investments
First Data Corporation	$1,430,518	13.9%
USI, Inc.	650,125	6.3%
Heartland Dental	332,480	3.2%
KKR Real Estate Finance Trust Inc.	327,763	3.2%
PetVet	291,826	2.8%
Total Significant Investments	3,032,712	29.4%

Other Investments	7,255,678	70.6%
Total Investments	$10,288,390	100.0%

(1)
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.

(2)
This presentation includes our capital commitments to our funds. Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, core private equity co-investments, and other opportunistic investments. However, equity investments in other asset classes, such as real estate, alternative credit, and energy appear in these other asset classes.

(3)
The significant investments include the top five investments (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair values as of September 30, 2018. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

KKR
ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line		Public Markets Business Line		Total
Quarter Ended September 30, 2018
June 30, 2018	$102,391,900		$88,873,500		$191,265,400
New Capital Raised	1,425,300		4,679,100		6,104,400
Distributions and Other	(3,918,800)		(2,645,900)	(1)	(6,564,700)
Change in Value	3,757,800		50,900		3,808,700
September 30, 2018	$103,656,200		$90,957,600		$194,613,800

Nine Months Ended September 30, 2018
December 31, 2017	$97,527,100		$70,943,500		$168,470,600
New Capital Raised	9,328,600		13,363,900		22,692,500
Acquisitions	—		13,189,100	(2)	13,189,100
Distributions and Other	(10,321,300)	(3)	(7,084,600)	(4)	(17,405,900)
Change in Value	7,121,800		545,700		7,667,500
September 30, 2018	$103,656,200		$90,957,600		$194,613,800

Trailing Twelve Months Ended September 30, 2018
September 30, 2017	$87,609,800		$65,729,700		$153,339,500
New Capital Raised	19,416,500		18,976,600		38,393,100
Acquisitions	—		14,983,900	(5)	14,983,900
Distributions and Other	(13,657,700)	(3)	(10,023,700)	(6)	(23,681,400)
Change in Value	10,287,600		1,291,100		11,578,700
September 30, 2018	$103,656,200		$90,957,600		$194,613,800

(1)	Includes $2,055.2 million of redemptions by fund investors.

(2)	Represents AUM managed by FS Investments in connection with the completion of the FS Investments transaction.

(3)	Includes $812.0 million of expired commitments that are no longer eligible to be called.

(4)	Includes $4,338.8 million of redemptions by fund investors.

(5)
Includes (i) KKR's incremental pro rata portion of AUM of $1,794.8 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 30, 2017 and (ii) AUM managed by FS Investments of $13,189.1 million in connection with the completion of the FS Investments transaction.

(6)	Includes $5,962.3 million of redemptions by fund investors.

KKR
FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended September 30, 2018
June 30, 2018	$66,295,700	$72,545,400		$138,841,100
New Capital Raised	1,005,300	3,688,600		4,693,900
Distributions	(1,269,100)	(2,918,400)	(1)	(4,187,500)
Change in Value	28,500	(90,300)		(61,800)
September 30, 2018	$66,060,400	$73,225,300		$139,285,700

Nine Months Ended September 30, 2018
December 31, 2017	$61,678,600	$55,758,900		$117,437,500
New Capital Raised	9,578,900	11,646,100		21,225,000
Acquisitions	—	13,189,100	(3)	13,189,100
Distributions	(4,362,600)	(7,352,800)	(4)	(11,715,400)
Net Changes in Fee Base of Certain Funds (2)	(1,040,300)	—		(1,040,300)
Change in Value	205,800	(16,000)		189,800
September 30, 2018	$66,060,400	$73,225,300		$139,285,700

Trailing Twelve Months Ended September 30, 2018
September 30, 2017	$61,706,500	$52,016,500		$113,723,000
New Capital Raised	11,794,500	16,064,200		27,858,700
Acquisitions	—	14,983,900	(5)	14,983,900
Distributions	(6,783,600)	(10,193,700)	(6)	(16,977,300)
Net Changes in Fee Base of Certain Funds (2)	(1,040,300)	—		(1,040,300)
Change in Value	383,300	354,400		737,700
September 30, 2018	$66,060,400	$73,225,300		$139,285,700

(1)	Includes $2,055.2 million of redemptions by fund investors.

(2)	Represents the impact of certain funds entering their post-investment period.

(3)	Represents FPAUM managed by FS Investments in connection with the completion of the FS Investments transaction.

(4)	Includes $4,338.8 million of redemptions by fund investors.

(5)
Includes (i) KKR's incremental pro rata portion of FPAUM of $1,794.8 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 30, 2017 and (ii) FPAUM managed by FS Investments of $13,189.1 million in connection with the completion of the FS Investments transaction.

(6)	Includes $5,962.3 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (UNAUDITED) (1)
As of September 30, 2018
(Amounts in millions, except percentages)

	Investment Period		Amount
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets Business Line

Private Equity and Growth Funds
Asian Fund III (1)	4/2017	4/2023	$9,000.0	$7,733.5	5.6%	$1,266.5	$—	$1,266.5	$1,525.3
Americas Fund XII (1)	1/2017	1/2023	13,500.0	11,607.1	6.0%	1,892.9	—	1,892.9	2,401.3
Health Care Strategic Growth Fund (1)	12/2016	12/2021	1,331.0	1,233.5	11.3%	97.5	—	97.5	160.4
Next Generation Technology Growth Fund (1)	3/2016	3/2021	658.9	244.8	22.5%	414.1	—	414.1	668.1
European Fund IV (1)	12/2014	12/2020	3,511.9	1,325.4	5.6%	2,276.2	461.2	1,893.0	3,185.7
Asian Fund II (1)	4/2013	4/2017	5,825.0	649.2	1.3%	6,177.0	2,515.1	4,647.3	6,709.6
North America Fund XI (1)	9/2012	1/2017	8,718.4	851.9	2.9%	9,296.8	7,431.2	6,076.8	11,488.8
China Growth Fund	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	721.8	584.2	585.7
European Fund III	3/2008	3/2014	5,562.3	225.5	5.1%	5,336.8	8,969.1	1,063.8	2,009.2
Asian Fund	7/2007	4/2013	3,983.3	—	2.5%	3,945.9	8,409.6	239.2	292.5
2006 Fund	9/2006	9/2012	17,642.2	337.7	2.1%	17,304.5	29,376.5	3,742.8	6,028.7
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,479.3	—	59.0
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	14,123.1	0.5	14.9
Total Private Equity and Growth Funds			82,493.8	24,208.6		60,769.0	80,486.9	21,918.6	35,129.2

Co-Investment Vehicles and Other (1)	Various	Various	7,165.9	2,365.8	Various	5,006.7	3,402.2	3,395.2	5,135.4

Total Private Equity			89,659.7	26,574.4		65,775.7	83,889.1	25,313.8	40,264.6

Real Assets
Energy Income and Growth Fund (1)	9/2013	6/2018	1,974.2	59.3	12.9%	1,958.2	531.9	1,508.0	1,788.4
Natural Resources Fund	Various	Various	887.4	2.6	Various	884.8	115.9	201.5	178.4
Global Energy Opportunities (1)	Various	Various	979.2	334.4	Various	474.2	83.0	346.1	337.7
Global Infrastructure Investors (1)	9/2011	10/2014	1,040.2	25.4	4.8%	1,046.2	1,174.6	467.3	628.1
Global Infrastructure Investors II (1)	10/2014	6/2018	3,041.4	673.1	4.1%	2,591.4	260.8	2,360.9	2,972.4
Global Infrastructure Investors III (1)	6/2018	6/2024	7,182.0	7,182.0	3.8%	—	—	—	—
Real Estate Partners Americas (1)	5/2013	5/2017	1,229.1	352.7	16.3%	1,004.3	1,061.5	402.4	419.2
Real Estate Partners Americas II (1)	5/2017	12/2020	1,921.2	1,562.3	7.8%	358.9	10.8	355.8	402.5
Real Estate Partners Europe (1)	9/2015	6/2020	712.3	425.6	9.7%	297.0	19.1	284.4	345.7
Real Estate Credit Opportunity Partners (1)	2/2017	2/2019	1,130.0	458.5	4.4%	671.5	38.8	671.5	686.9
Co-Investment Vehicles and Other	Various	Various	2,138.4	743.9	Various	1,394.5	649.3	1,391.2	1,675.8
Total Real Assets			22,235.4	11,819.8		10,681.0	3,945.7	7,989.1	9,435.1

Core Investment Vehicles (1)	Various	Various	9,500.0	6,560.7	36.8%	2,939.3	—	2,939.3	3,462.5

Unallocated Commitments (2)			3,149.8	3,149.8	Various	—	—	—	—

Private Markets Total			124,544.9	48,104.7		79,396.0	87,834.8	36,242.2	53,162.2

Public Markets Business Line (3)

Alternative Credit
Special Situations Fund	12/2012	1/2016	2,274.3	29.6	11.6%	2,244.7	1,140.7	1,554.0	1,657.4
Special Situations Fund II	12/2014	3/2019	3,387.6	1,335.5	9.0%	2,052.1	39.7	2,052.0	2,299.7
Mezzanine Partners	3/2010	3/2015	1,022.8	108.9	4.4%	913.9	1,060.1	256.4	314.3
Private Credit Opportunities Partners II	12/2015	12/2020	2,245.1	1,607.8	2.2%	637.3	13.1	637.3	639.2
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	431.4	132.0	77.8
Lending Partners II	6/2014	6/2017	1,335.9	156.8	3.7%	1,179.1	723.7	834.5	792.8
Lending Partners III	4/2017	(4)	963.8	768.8	2.7%	195.0	—	195.0	236.2
Lending Partners Europe	3/2015	3/2019	847.6	309.5	5.0%	538.1	73.9	538.1	529.8
Total Alternative Credit			12,537.3	4,371.8		8,165.5	3,482.6	6,199.3	6,547.2

Other Alternative Credit Vehicles	Various	Various	8,261.0	4,053.6	Various	4,207.4	2,534.9	2,923.5	3,151.2

Unallocated Commitments (2)			450.0	450.0	Various	—	—	—	—

Public Markets Total			21,248.3	8,875.4		12,372.9	6,017.5	9,122.8	9,698.4

Total Eligible To Receive Carried Interest			$145,793.2	$56,980.1		$91,768.9	$93,852.3	$45,365.0	$62,860.6

(1)	The “Invested” and “Realized” columns include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

(2)	Represents unallocated commitments from our strategic investor partnerships.

(3)	The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

(4)	Three years from final closing date.

KKR
INVESTMENT VEHICLE SUMMARY (UNAUDITED) (CONTINUED)
As of September 30, 2018
(Amounts in millions)

	Uncalled Commitments	Remaining Fair Value	Total

Carried Interest Eligible	$56,980.1	$62,860.6	$119,840.7
Incentive Fee Eligible
Hedge Fund Partnerships (1)	—	15,583.2	15,583.2
BDCs	—	16,792.5	16,792.5
KKR Real Estate Finance Trust Inc.	—	1,162.3	1,162.3
Other	—	2,635.3	2,635.3
Total Carried Interest and Incentive Fee Eligible	56,980.1	99,033.9	156,014.0
Collateralized Loan Obligations (CLOs)	—	12,113.0	12,113.0
Leveraged Credit / Hedge Fund Partnerships (1) / Other	900.0	25,586.8	26,486.8
Total Assets Under Management	$57,880.1	$136,733.7	$194,613.8

(1)
Represents KKR's pro rata portion of AUM of hedge fund managers in which KKR holds a minority ownership interest. Total AUM for Hedge Fund Partnerships is $28,168.5 million, of which $15,583.2 million is incentive fee eligible.

KKR’S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

	As of
	September 30, 2018	December 31, 2017
Private Markets	$4,740,400	$5,345,500
Public Markets	315,500	351,500
Total	$5,055,900	$5,697,000

KKR
CLASS A COMMON STOCK OUTSTANDING AND ADJUSTED SHARES ELIGIBLE FOR DISTRIBUTION

The following table provides a reconciliation of KKR's Weighted Average GAAP Shares of Class A Common Stock Outstanding to Weighted Average Adjusted Shares Eligible for Distribution:

	Quarter Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Weighted Average GAAP Shares of Class A Common Stock Outstanding - Basic	525,240,214	510,586,631	471,758,886
Adjustments:
Weighted Average Other Securities (1)	354,338	1,476,626	3,993,093
Weighted Average KKR Holdings Units (2)	303,531,232	319,040,229	341,214,527
Weighted Average Adjusted Shares Eligible for Distribution (3)	829,125,784	831,103,486	816,966,506

Weighted Average Unvested Shares of Class A Common Stock	20,078,401	36,682,241	31,121,198

	Nine Months Ended
	September 30, 2018	September 30, 2017
Weighted Average GAAP Shares of Class A Common Stock Outstanding - Basic	507,981,387	463,941,084
Adjustments:
Weighted Average Other Securities (1)	1,178,964	4,186,631
Weighted Average KKR Holdings Units (2)	319,080,563	346,716,489
Weighted Average Adjusted Shares Eligible for Distribution (3)	828,240,914	814,844,204

Weighted Average Unvested Shares of Class A Common Stock	19,306,039	33,487,920

The following table provides a reconciliation of KKR's GAAP Shares of Class A Common Stock Outstanding to Adjusted Shares Eligible for Distribution and Outstanding Adjusted Shares:

	As of
	September 30, 2018	December 31, 2017
GAAP Shares of Class A Common Stock Outstanding	525,593,409	486,174,736
Adjustments:
Other Securities (1)	—	2,299,421
KKR Holdings Units (2)	303,106,993	335,971,334
Adjusted Shares Eligible for Distribution (3)	828,700,402	824,445,491
Adjustments:
Other Securities	—	(2,299,421)
Outstanding Adjusted Shares	828,700,402	822,146,070

Unvested Shares of Class A Common Stock	36,008,840	46,475,176

(1)
Represents vested other securities that are exchangeable into shares of Class A Common Stock. The issuance of shares of Class A Common Stock pursuant to such other securities dilutes KKR Common Stockholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(2)	Shares that may be issued by KKR & Co. Inc. upon exchange of units in KKR Holdings L.P. for KKR Class A Common Stock.

(3)	Amounts exclude unvested shares granted under the Equity Incentive Plan.

KKR
INFORMATION ON KEY SEGMENT & OTHER MEASURES (UNAUDITED)
KKR's segment reporting is presented prior to giving effect to the allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR's segment reporting is presented without giving effect to the consolidation of the investment funds and collateralized financing entities that KKR manages as well as other consolidated entities that are not subsidiaries of KKR & Co. Inc. Effective with the quarter ended June 30, 2018, we are reporting as a single segment, which is consistent with KKR’s internal management reporting to its chief operating decision makers.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR’s business. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in Exhibit A.
Adjusted shares are used as a measure of the total common equity ownership of KKR that is held by KKR & Co. Inc. (including equity awards issued under the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan (the "Equity Incentive Plan"), but excluding Preferred Stock), KKR Holdings, and other holders of securities exchangeable into Class A Common Stock of KKR & Co. Inc. and represent the fully diluted share count of Class A Common Stock using the if-converted method. We believe this measure is useful to stockholders as it provides an indication of the total common equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for Class A Common Stock of KKR & Co. Inc. The Series A and Series B Preferred Stock are not exchangeable for Class A Common Stock of KKR & Co. Inc.
Adjusted shares eligible for distribution represents the portion of total adjusted shares that are eligible to receive a dividend. We believe this measure is useful to stockholders as it provides insight into the calculation of amounts available for dividends on a per share basis. Weighted average adjusted shares eligible for distribution is used in the calculation of after-tax distributable earnings per share.
After-tax distributable earnings is a measure of KKR’s earnings on a segment basis excluding mark-to-market gains (losses). Starting with the second quarter of 2018, it is defined as the amount of realized earnings of KKR that would be available for distribution to Class A Common Stockholders for a given reporting period, after deducting equity-based compensation. KKR revised the definition of after-tax distributable earnings starting in the second quarter of 2018, because it currently reflects how the chief operating decision makers allocate resources and assess performance of KKR’s business. KKR believes that after-tax distributable earnings is useful to stockholders as it aligns KKR’s net realization performance with the manner in which KKR receives its revenues and determines the compensation of its employees. After-tax distributable earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy. Historically equity-based compensation expense relating to the Equity Incentive Plan was not reflected in our calculation of after-tax distributable earnings. Under KKR’s current segment presentation, equity-based compensation expense is included in after-tax distributable earnings as a component of compensation expense in order to reflect the dilutive nature of these non-cash equity-based awards. For comparability, after-tax distributable earnings for the comparable prior periods have been calculated using this new definition.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by strategic BDC partnership and hedge fund managers in which KKR holds a minority ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund managers and the overall activity in their investment funds and other managed capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro rata portion of the AUM of hedge fund managers in which KKR holds a minority ownership interest; (vi) all of AUM of the strategic BDC partnership with FS Investments; and (vii) the fair value of other assets managed by KKR. The pro rata portion of the AUM of hedge fund managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a measure of the net assets of KKR’s reportable segment and is used by management primarily in assessing the unrealized value of KKR’s investments and other assets, including carried interest. We believe this measure is useful to stockholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock. As of September 30, 2018, KKR's segment balance sheet reflects KKR's tax assets and liabilities as prepared under GAAP.

Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any.  Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines.  Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested.  See also syndicated capital.
Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to stockholders as it provides additional insight into KKR’s available liquidity.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR receives management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR does not receive a management fee are excluded (e.g., assets and commitments with respect to which it receives only carried interest or is otherwise not currently receiving a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Fee related earnings is a supplemental measure of earnings of KKR on a segment basis before performance income and investment income. KKR believes this measure may be useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating management companies and capital markets businesses. Starting with the second quarter of 2018, fee related earnings is calculated as KKR’s total Fees and Other, Net, multiplied by KKR’s segment operating margin. For purposes of the fee related earnings calculation, segment operating margin is calculated as Segment Operating Earnings, before equity-based compensation, divided by total segment revenues. Historically, fee related earnings was calculated as operating earnings of KKR on a segment basis before performance income, related performance income compensation and investment income. KKR revised the definition of fee related earnings starting in the second quarter of 2018 to provide supplemental information about fees generated from KKR’s management companies and capital markets business, because KKR believes it provides increased transparency on KKR’s underlying financial results to the stockholders. Fee related earnings for the comparable prior periods have been calculated using this new definition.
Income taxes paid represents the implied current income tax provision that has been calculated assuming that all current taxable income is allocated to KKR & Co. Inc., which would occur following an exchange of all KKR Holdings units for Class A Common Stock of KKR & Co. Inc. The assumptions and methodology used to calculate the implied current income tax provision are consistent with those used in calculating the current tax provision for KKR & Co. Inc. under GAAP.
Outstanding adjusted shares represents the portion of total adjusted shares that would receive assets of KKR if it were to be liquidated as of a particular date. Outstanding adjusted shares is used to calculate book value per outstanding adjusted share, which we believe is useful to stockholders as it provides a measure of net assets of KKR’s reportable segment on a per share basis.
Segment operating earnings represents segment earnings before interest expense, preferred dividends, income attributable to noncontrolling interests and income taxes paid. We believe segment operating earnings is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that we do not believe relate directly to operations.
Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested, (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds, and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to stockholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets business line and across KKR's investment platform.
Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

KKR
EXHIBIT A

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF CLASS A COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE ELIGIBLE FOR DISTRIBUTION AND SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock - Basic	$1.22	$1.33	$0.33
Weighted Average Shares of Class A Common Stock Outstanding - Basic	525,240,214	510,586,631	471,758,886
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$640,198	$680,381	$153,563

Add: Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	293,659	449,859	115,434
Add: Equity-based and Other Compensation - KKR Holdings L.P.	25,537	29,247	23,807
Add: Amortization of Intangibles and Other, net	60,948	(50,643)	20,464
Add: One-time Non-recurring Costs (1)	—	11,501	—
Add: Realized Losses on Certain Investments (2)	—	729,425	—
Deduct: Unrealized Carried Interest	130,420	163,442	(59,638)
Deduct: Net Unrealized Gains (Losses)	251,346	1,389,869	(50,902)
Add: Unrealized Performance Income Compensation	57,407	67,092	(19,826)
Add: Income Tax Provision	(129,405)	60,960	18,420
Deduct: Income Taxes Paid	69,880	19,820	12,869

After-tax Distributable Earnings	$496,698	$404,691	$409,533
Weighted Average Adjusted Shares Eligible for Distribution	829,125,784	831,103,486	816,966,506
After-tax Distributable Earnings Per Adjusted Share Eligible for Distribution	$0.60	$0.49	$0.50

After-tax Distributable Earnings	$496,698	$404,691	$409,533

Add: Equity-based Compensation (Equity Incentive Plan)	59,801	58,198	54,921
Add: Income (Loss) Attributable to Segment Noncontrolling Interests	2,272	1,082	1,046
Add: Segment Income Taxes Paid	69,880	19,820	12,869
Add: Preferred Dividends	8,341	8,341	8,341
Add: Core Interest Expense (3)	30,869	32,308	29,587
Add: Depreciation and Amortization	3,649	3,775	3,709

Segment EBITDA (4)	$671,510	$528,215	$520,006

(1)	Represents non-recurring costs in connection with the Conversion.

(2)	Represents losses on certain investments which were realized in the second quarter in advance of the Conversion.

(3)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to stockholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(4)
Segment EBITDA may be useful in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and segment noncontrolling interests.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF CLASS A COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE ELIGIBLE FOR DISTRIBUTION AND SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Nine Months Ended
	September 30, 2018	September 30, 2017
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock - Basic	$2.94	$1.76
Weighted Average Shares of Class A Common Stock Outstanding - Basic	507,981,387	463,941,084
Net Income (Loss) Available to KKR & Co. Inc. Class A Common Stockholders	$1,493,783	$818,552
Less: Excess of carrying value over consideration transferred on redemption of KFN 7.375% Series A LLC Preferred Shares	3,102	—
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$1,490,681	$818,552

Add: Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	864,520	637,146
Add: Equity-based and Other Compensation - KKR Holdings L.P.	87,479	127,864
Add: Amortization of Intangibles and Other, net	58,014	57,825
Add: One-time Non-recurring Costs (1)	11,501	—
Add: Realized Losses on Certain Investments (2)	729,425	—
Deduct: Unrealized Carried Interest	182,130	377,707
Deduct: Net Unrealized Gains (Losses)	1,849,077	461,111
Add: Unrealized Performance Income Compensation	81,376	157,162
Add: Income Tax Provision	(50,804)	77,500
Deduct: Income Taxes Paid	103,868	54,228

After-tax Distributable Earnings	$1,137,117	$983,003
Weighted Average Adjusted Shares Eligible for Distribution	828,240,914	814,844,204
After-tax Distributable Earnings Per Adjusted Share Eligible for Distribution	$1.37	$1.21

After-tax Distributable Earnings	$1,137,117	$983,003

Add: Equity-based Compensation (Equity Incentive Plan)	185,795	149,840
Add: Income (Loss) Attributable to Segment Noncontrolling Interests	4,557	3,810
Add: Segment Income Taxes Paid	103,868	54,228
Add: Preferred Dividends	25,023	25,023
Add: Core Interest Expense	94,620	89,391
Add: Depreciation and Amortization	11,133	11,750

Segment EBITDA	$1,562,113	$1,317,045

(1)	Represents non-recurring costs in connection with the Conversion.

(2)	Represents losses on certain investments which were realized in the second quarter in advance of the Conversion.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF TOTAL GAAP REVENUES TO TOTAL SEGMENT REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Total GAAP Revenues	$1,129,666	$971,620	$749,652
Add: Management Fees - Consolidated Funds and Other	104,356	101,431	53,454
Deduct: Fee Credits - Consolidated Funds	8,283	18,174	106
Deduct: Capital Allocation-Based Income (GAAP)	638,163	557,774	394,234
Add: Segment Realized Carried Interest	414,609	342,089	419,438
Add: Segment Realized Investment Income (Loss)	242,743	168,708	146,610
Deduct: Revenue Earned by Other Consolidated Entities	27,749	31,128	21,470
Deduct: Expense Reimbursements	38,212	50,576	27,506
Total Segment Revenues	$1,178,967	$926,196	$925,838

	Nine Months Ended
	September 30, 2018	September 30, 2017
Total GAAP Revenues	$2,573,892	$2,533,207
Add: Management Fees - Consolidated Funds and Other	270,383	155,418
Deduct: Fee Credits - Consolidated Funds	41,178	3,752
Deduct: Capital Allocation-Based Income (GAAP)	1,274,149	1,416,825
Add: Segment Realized Carried Interest	959,253	890,310
Add: Segment Realized Investment Income (Loss)	491,903	357,959
Deduct: Revenue Earned by Other Consolidated Entities	84,342	76,135
Deduct: Expense Reimbursements	108,999	87,131
Total Segment Revenues	$2,786,763	$2,353,051

RECONCILIATION OF TOTAL GAAP EXPENSES TO TOTAL SEGMENT EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Total GAAP Expenses	$740,090	$675,050	$530,247
Deduct: Equity-based and Other Compensation - KKR Holdings L.P.	25,327	29,247	23,807
Deduct: Segment Unrealized Performance Income Compensation	57,407	67,092	(19,826)
Deduct: Amortization of Intangibles	681	1,317	2,473
Deduct: Reimbursable Expenses	43,382	56,312	35,098
Deduct: Operating Expenses relating to Other Consolidated Entities	37,845	53,114	43,818
Deduct: One-time Non-recurring Costs (1)	—	11,501	—
Add: Other	(18,368)	(9,679)	3,559
Total Segment Expenses	$557,080	$446,788	$448,436

	Nine Months Ended
	September 30, 2018	September 30, 2017
Total GAAP Expenses	$1,851,741	$1,699,989
Deduct: Equity-based and Other Compensation - KKR Holdings L.P.	87,269	127,864
Deduct: Segment Unrealized Performance Income Compensation	81,376	157,162
Deduct: Amortization of Intangibles	7,028	13,901
Deduct: Reimbursable Expenses	125,787	107,335
Deduct: Operating Expenses relating to Other Consolidated Entities	135,268	121,691
Deduct: One-time Non-recurring Costs (1)	11,501	—
Add: Other	(27,676)	(19,397)
Total Segment Expenses	$1,375,836	$1,152,639

(1)	Represents non-recurring costs in connection with the Conversion.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO SEGMENT BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 2018
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	SEGMENT BALANCE SHEET

Assets
Cash and Cash Equivalents	$2,264,875	—	—	642,829	—	—	$2,907,704	Cash and Short-term Investments
Investments	44,119,593	(28,772,038)	(1,300,165)	(3,759,000)	—	—	10,288,390	Investments
		—	—	1,775,603	—	—	1,775,603	Unrealized Carried Interest
		—	—	161,225	—	—	161,225	Corporate Real Estate
		—	—	—	—	449,568	449,568	Tax Assets
Other Assets	3,959,480	(1,582,636)	—	1,179,343	—	(365,802)	3,190,385	Other Assets
Total Assets	$50,343,948	(30,354,674)	(1,300,165)	—	—	83,766	$18,772,875

Liabilities and Equity
Debt Obligations	20,266,172	(16,963,167)	—	(948,517)	—	—	2,354,488	Debt Obligations - KKR (ex-KFN)
		—	—	948,517	—	—	948,517	Debt Obligations - KFN
		—	—	—	—	302,473	302,473	Tax Liabilities
Other Liabilities	3,937,865	(1,597,803)	(1,300,165)	—	—	(218,707)	821,190	Other Liabilities
Total Liabilities	24,204,037	(18,560,970)	(1,300,165)	—	—	83,766	4,426,668

Redeemable Noncontrolling Interests	1,070,575	(1,070,575)	—	—	—	—

Stockholders' Equity
Preferred Stock	482,554	—	—	(482,554)	—	—
KKR & Co. Inc. Stockholders' Equity - Common Stockholders	8,524,213	253,662	—	(17,446)	5,064,615	—	13,825,044	Book Value
Noncontrolling Interests	16,062,569	(10,976,791)	—	—	(5,064,615)	—	21,163	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Stock
Total Liabilities and Equity	$50,343,948	(30,354,674)	(1,300,165)	—	—	83,766	$18,772,875

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P.
5	TAX RECLASSIFICATIONS

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO SEGMENT BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2017
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	SEGMENT BALANCE SHEET

Assets
Cash and Cash Equivalents	$1,876,687	—	—	1,338,107	—	—	$3,214,794	Cash and Short-term Investments
Investments	39,013,934	(27,684,368)	(1,220,559)	(1,620,401)	—	—	8,488,606	Investments
		—	—	1,620,401	—	—	1,620,401	Unrealized Carried Interest
Other Assets	4,944,098	(974,710)	—	(1,499,332)	—	(193,770)	2,276,286	Other Assets
		—	—	161,225	—	—	161,225	Corporate Real Estate
Total Assets	$45,834,719	(28,659,078)	(1,220,559)	—	—	(193,770)	$15,761,312

Liabilities and Equity
Debt Obligations	21,193,859	(18,429,092)	—	(764,767)	—	—	2,000,000	Debt Obligations - KKR (ex-KFN)
		—	—	764,767	—	—	764,767	Debt Obligations - KFN
		—	—	373,750	—	—	373,750	Preferred Shares - KFN
Other Liabilities	3,978,060	(2,207,518)	(1,220,559)	—	—	(123,284)	426,699	Other Liabilities
Total Liabilities	25,171,919	(20,636,610)	(1,220,559)	373,750	—	(123,284)	3,565,216

Redeemable Noncontrolling Interests	610,540	(610,540)	—	—	—	—

Equity
Preferred Units	482,554	—	—	(482,554)	—	—
KKR & Co. L.P. Capital - Common Unitholders	6,703,382	214,188	—	(17,446)	4,844,271	(70,486)	11,673,909	Book Value
Noncontrolling Interests	12,866,324	(7,626,116)	—	(373,750)	(4,844,271)	—	22,187	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Stock
Total Liabilities and Equity	$45,834,719	(28,659,078)	(1,220,559)	—	—	(193,770)	$15,761,312

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.